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                                                                    EXHIBIT 10.3

                               SECURITY AGREEMENT

          SECURITY AGREEMENT, dated as of April 15, 2003, among CHAAS Acquisitions, LLC, a Delaware limited liability company ("CHAAS Acquisitions"), Advanced Accessory Systems, LLC, a Delaware limited liability company ("AAS"), Valley Industries, LLC, a Delaware limited liability company ("Valley"), SportRack, LLC, a Delaware limited liability company ("SR LLC"), AAS Capital Corporation, a Delaware corporation ("AASC"), ValTek, LLC, a Delaware limited liability company ("ValTek"), AAS Acquisitions, LLC, a Delaware limited liability company ("AAS Acquisitions") (each of CHAAS Acquisitions, AAS, Valley, SR LLC, AASC, ValTek and AAS Acquisitions are referred to herein individually as "Grantor" and collectively as "Grantors"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as Agent for Lenders.

                              W I T N E S S E T H:

          WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Borrowers, the Persons named therein as Credit Parties, Agent and Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have agreed to make the Loans and to incur Letter of Credit Obligations on behalf of the Borrowers;

          WHEREAS, pursuant to that certain Guaranty dated as of the date hereof (the "Guaranty") executed by certain of the Grantors in favor of Agent and the Lenders, such Grantors agreed to guarantee payment of the Obligations (as defined in the Credit Agreement);

          WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and the other Loan Documents and to induce Lenders to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, each Grantor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations and the Guaranteed Obligations (as such term is defined in the Guaranty);

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   DEFINED TERMS.

               (a) All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto. All other terms contained in this Security Agreement, unless the context indicates otherwise,

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     have the meanings provided for by the Code to the extent the same are used or defined therein.

               (b) "Uniform Commercial Code jurisdiction" means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

          2.   GRANT OF LIEN.

               (a) To secure the prompt and complete payment, performance and observance of all of the Obligations and the Guaranteed Obligations (together, the "Secured Obligations") and all renewals, extensions, restructurings and refinancings thereof, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of Lenders, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"), including:

                    (i)     all Accounts;

                    (ii)    all Chattel Paper;

                    (iii)   all Documents;

                    (iv) all General Intangibles (including payment intangibles and Software);

                    (v)     all Goods (including Inventory, Equipment and
          Fixtures);

                    (vi)    all Instruments;

                    (vii)   all Investment Property;

                    (viii) all Deposit Accounts (as such term is defined in the Code) of such Grantor, including Blocked Accounts (as defined in
          Section 6 below), Concentration Accounts (as defined in Section 6 below), Disbursement Accounts, and all other bank accounts and all deposits therein;

                    (ix)    all money, cash or cash equivalents of such Grantor;

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                    (x)     all Supporting Obligations and Letter-of Credit
          Rights of such Grantor;

                    (xi)    all Commercial Tort Claims; and

                    (xii) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

               (b) In addition, to secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce Agent and Lenders as aforesaid, each Grantor hereby grants to Agent, for itself and the benefit of Lenders, a right of setoff against the property of such Grantor held by Agent or any Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Agent or any Lender, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

               (c) Notwithstanding subsection 2(a) hereof, the grant of Liens under such subsection shall not extend to (provided that the term "Collateral" shall include the Proceeds thereof), any contract, lease, Chattel Paper, computer programs, computer software, licenses, permits and other agreements and General Intangibles that are now or hereafter held by any Grantor as licensee, lessee or otherwise, to the extent that such contract, lease, Chattel Paper, computer programs, computer software, licenses, permits and other agreements and General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the contract, license, lease or other agreement applicable thereto or without constituting a default thereunder, without the consent and/or waiver of the licensor or lessor thereof or other applicable party thereto (collectively, the "Restricted Assets"); PROVIDED that this sentence shall not limit the grant of any Lien or security interest on any Restricted Asset to the extent that the UCC or any other applicable law provides that such grant of Lien or security interest is effective irrespective of any prohibitions to such grant provided in the underlying contract, license, lease or other agreement. Each Grantor represents and warrants that as of the Closing Date it does not own any Restricted Assets that would impair, in any material respect, the Agent's ability to sell or otherwise transfer the business of any Grantor as a going concern. Each Grantor covenants not to acquire any Restricted Assets (or acquire a series of related Restricted Assets) if such acquisition (or series of related acquisitions) would impair, in any material respect, the Agent's ability to sell or otherwise transfer the business of any Grantor as a going concern.

               (d) Notwithstanding subsection 2(a) hereof, for purposes of the Trademarks Act (Canada) only, each Grantor's grant of security in trademarks (as such term is defined in the Trademarks Act (Canada)) hereunder shall be limited to a

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     grant by such Grantor of a security interest in all such Grantor's right, title and interest in such trademarks.

          3. AGENT'S AND LENDERS' RIGHTS; LIMITATIONS ON AGENT'S AND LENDERS' OBLIGATIONS.

               (a) It is expressly agreed by each Grantor that, anything herein or in any other Loan Document to the contrary notwithstanding, each Grantor shall remain liable under each of its respective Contractual Obligations, including all Licenses, to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability (other than as a result of Agent's or any Lender's own gross negligence or willful misconduct) under any Contractual Obligation by reason of or arising out of this Security Agreement or any other Loan Document or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contractual Obligation pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contractual Obligation, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contractual Obligation, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               (b) At any time after an Event of Default has occurred and is continuing, upon notice to the Grantors, Agent may notify each Grantor's Account Debtors and all other Persons obligated on any of the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent, for itself and the benefit of Lenders, and upon the request of Agent, each Grantor shall so notify its Account Debtors and other Persons obligated on the Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral and so long as an Event of Default is continuing, none of the Grantors shall give any contrary instructions to such Account Debtor or other Person without Agent's prior written consent, which shall not be unreasonably withheld.

               (c) Upon the prior consent of Grantor, which consent shall not be unreasonably withheld, or without such consent after the occurrence and during the continuance of a Default or Event of Default, Agent may at any time in Agent's own name, in the name of a nominee of Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contractual Obligations and obligors in respect of Instruments to verify with such Persons, to Agent's satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or payment intangibles. If a Default or Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged

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     by such Grantor to prepare and deliver to Agent at any time and from time to time promptly upon Agent's request the following reports with respect to such Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may reasonably request. Each Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

          4. REPRESENTATIONS AND WARRANTIES. Each Grantor, jointly and severally, represents and warrants that:

               (a) Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens other than Permitted Encumbrances.

               (b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Agent pursuant to this Security Agreement or the other Loan Documents, and
     (ii) in connection with any other Permitted Encumbrances.

               (c) This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on SCHEDULE I hereto, a perfected Lien in favor of Agent, for itself and the benefit of Lenders, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code. Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from any of the Grantors (other than purchasers and lessees of Inventory in the ordinary course of business and nonexclusive licensees of General Intangibles in the ordinary course of business). Except as set forth in Sections 4(d) and 4(h) hereof, all action by each of the Grantors necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken. None of the Grantors sells any Inventory to any Person on approval or on any other basis which entitles the customer to return (other than returns of defective products), or which may obligate any Grantor to repurchase, such Inventory. No authorization, approval or consent is required to be obtained from any Governmental Authority or other Person for the grant of the security interest herein, the perfection thereof or the exercise by Agent of its rights and remedies hereunder.

               (d) SCHEDULE II hereto lists all Stock, Instruments, Documents, Letter of Credit Rights and Chattel Paper in which each Grantor has an interest as of the date hereof. All actions by each Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on SCHEDULE II (including the delivery

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     of all originals thereof to Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) have been duly taken. The Lien of Agent, for the benefit of Agent and Lenders, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from each Grantor.

               (e) Each Grantor's name as it appears in official filings in the state of its incorporation or other organization, all prior names of each Grantor, as they appeared from time to time in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor's state of incorporation or organization or a statement that no such number has been issued, each Grantor's state of organization or incorporation, the location of each Grantor's chief executive office, principal place of business, other offices, all warehouses, consignees and processors with whom Inventory is stored or located and other premises where Collateral is stored or located, and the locations of each Grantor's books and records concerning the Collateral are set forth on SCHEDULE III(a), SCHEDULE III(b), SCHEDULE III(c), SCHEDULE III(d), SCHEDULE III(e),
     SCHEDULE III(f) and SCHEDULE III(g) hereto, as applicable. SCHEDULE III(a),
     SCHEDULE III(b), SCHEDULE III(c), SCHEDULE III(d), SCHEDULE III(e),
     SCHEDULE III(f) and SCHEDULE III(g) hereto, as applicable, also set forth the name as it appears in official filings in the state of its incorporation or other organization of any Person from whom each Grantor, as the case may be, has acquired assets during the past five (5) years, other than assets acquired in the ordinary course of such Grantor's business. Each Grantor has only one state of incorporation or organization.

               (f) With respect to the Accounts, except as specifically disclosed on the most recent US Borrowing Base Certificate or other collateral report delivered to Agent (i) they represent bona fide sales or leases of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper (unless such Instrument or Chattel Paper is promptly delivered to Agent); (ii) there are no setoffs, claims or disputes existing or to the knowledge of such Grantor asserted with respect thereto and none of the Grantors has made any agreement with any of its Account Debtors for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any of its Account Debtors from liability therefor, or any deduction therefrom except a discount or allowance allowed by any Grantor in the ordinary course of its business for prompt payment and disclosed to Agent;
     (iii) to each Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor's books and records and any invoices, statements and US Borrowing Base Certificate or other collateral report delivered to Agent and Lenders with respect thereto; (iv) none of the Grantors has received any notice of proceedings or actions which are threatened or

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     pending against any of its Account Debtors which might result in any adverse change in such Account Debtor's financial condition; and (v) none of the Grantors has knowledge that any of its Account Debtors is unable generally to pay its debts as they become due. Further, with respect to the Accounts (x) the amounts shown on all invoices, statements, US Borrowing Base Certificates and collateral reports which may be delivered to Agent with respect thereto are actually and absolutely owing to the Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the Blocked Accounts (as defined in Section 6 below) or Agent; and (z) to each Grantor's knowledge, all of its Account Debtors have the capacity to contract.

               (g) With respect to any Inventory scheduled or listed on the most recent US Borrowing Base Certificate or other collateral report delivered to Agent with respect to any assets owned by a US Credit Party pursuant to the terms of this Security Agreement or the Credit Agreement
     (i) such Inventory is located at one of the locations set forth on SCHEDULE III(a), SCHEDULE III(b), SCHEDULE III(c), SCHEDULE III(d), SCHEDULE III(e),
     SCHEDULE III(f) or SCHEDULE III(g) hereto, as applicable, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location, except (a) as otherwise permitted hereunder, (b) such Inventory to the extent that it is sold or otherwise disposed of in accordance with
     Section 3.7 of the Credit Agreement, (c) such Inventory to the extent that it is being shipped to customers, (d) such Inventory to the extent that it is in the possession of Agent, or (e) to the extent that the Agent consents in writing such Inventory that is located at any other location within the continental United States or Canada, PROVIDED that upon obtaining Agent's consent the applicable Grantor will concurrently therewith use its commercially reasonable efforts to obtain, to the extent required by, and in accordance with the terms of, the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) each Grantor has good, indefeasible and merchantable title to its Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Agent, for the benefit of Agent and Lenders, and except for Permitted Encumbrances, (iv) except as specifically disclosed in the most recent US Borrowing Base Certificate or other collateral report delivered to Agent, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects except for immaterial portions thereof, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or other disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such Inventory by Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject.

               (h) None of the Grantors has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule 5.6 of the Credit Agreement.

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     This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office, perfected Liens in favor of Agent on each Grantor's federally registered Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on SCHEDULE I hereto, all action necessary or desirable to protect and perfect Agent's Lien on each Grantor's federally registered Patents, Trademarks or Copyrights shall have been duly taken.

               (i) All motor vehicles owned by each of the Grantors as of the date hereof are listed on SCHEDULE IV hereto, by model, model year and vehicle identification number ("VIN"). Each Grantor shall deliver to Agent motor vehicle title certificates for all motor vehicles from time to time owned by it and shall cause those title certificates to be filed (with Agent's Lien noted thereon) in the appropriate state motor vehicle filing office at any time (i) after the aggregate value of all motor vehicles owned by the Grantors exceeds $250,000 or (ii) upon written request by Agent, after the occurrence and during the continuance of an Event of Default.

               (j) As of the date hereof, the Grantors do not own any Commercial Tort Claims the aggregate value of which exceed $250,000.

          5. COVENANTS. Without limiting any Grantor's covenants and agreements contained in the Credit Agreement and the other Loan Documents, each Grantor covenants and agrees with Agent, for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:

               (a)  FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS; CHATTEL PAPER.

                    (i) At any time and from time to time, upon the written request of Agent and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem necessary to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) securing all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any Contractual Obligation, including any License, held by such Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

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                    (ii)    Unless Agent shall otherwise consent in writing
          (which consent may be revoked), such Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, Chattel Paper, Instruments (other than checks) with an aggregate face amount of more than $100,000 and all certificated Stock, (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same. Upon acquiring any negotiable Document, Chattel Paper or Instrument, such Grantor will provide prompt written notice thereof to Agent. Agent will promptly release all such negotiable Documents, Chattel Paper and Instruments and file appropriate termination statements after receipt of notice from the Grantors that such Document, Chattel Paper or Instrument has been paid in full.

                    (iii)   Such Grantor shall, to the extent required by
          Section 2.6 of the Credit Agreement, obtain waivers or subordinations of Liens from landlords, bailees and mortgagees, and to the extent required by Section 2.6 of the Credit Agreement such Grantor shall obtain signed acknowledgements of Agent's Liens from bailees having possession of such Grantor's Goods that they hold for the benefit of Agent.

                    (iv)    Reserved.

                    (v) As required by this Security Agreement, such Grantor shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for such Grantor.

                    (vi) If such Grantor is or becomes the beneficiary of a letter of credit with a face value in excess of $50,000, such Grantor shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify Agent thereof and enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to a Deposit Account subject to a Bank Agency and Control Agreement (as defined in Section 6 below), all in form and substance reasonably satisfactory to Agent.

                    (vii) Such Grantor shall take all steps necessary to grant Agent control of all electronic Chattel Paper in accordance with the Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

                    (viii) Such Grantor hereby irrevocably authorizes Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such

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          Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of
          Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor agrees to furnish any such information to the Agent promptly upon request. Such Grantor also hereby ratifies its authorization for Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

                    (ix) Such Grantor shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Agent of any commercial tort claim valued in excess of $50,000, acquired by it and unless otherwise consented by Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

               (b) MAINTENANCE OF RECORDS. Such Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral in accordance with general business practice, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Such Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby. If any Grantor retains possession of any Chattel Paper or Instruments with Agent's consent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders."

               (c)  COVENANTS REGARDING PATENT, TRADEMARK AND COPYRIGHT
     COLLATERAL.

                    (i) Such Grantor shall notify Agent immediately if it knows that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court)

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          regarding such Grantor's ownership of any Patent, Trademark or
          Copyright, its right to register the same, or to keep and maintain the same.

                    (ii) In no event shall such Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof, and, upon request of Agent, such Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent's Lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

                    (iii) Such Grantor shall take all actions necessary or reasonably requested by Agent to maintain and pursue (and not abandon, except as is commercially reasonable in such Grantor's good faith judgment) each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of its business.

                    (iv) In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, each Grantor shall comply with Section 5(a)(ix) of this Security Agreement. Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem necessary under the circumstances to protect such Patent, Trademark or Copyright Collateral.

               (d) COMPLIANCE WITH TERMS OF ACCOUNTS, ETC. In all material respects, such Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

               (e) LIMITATION ON LIENS ON COLLATERAL. Such Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on any of the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent and Lenders in and to any of such Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever.

               (f) FURTHER IDENTIFICATION OF COLLATERAL. Such Grantor will, if so requested by Agent, furnish to Agent, as often as Agent requests in writing, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request in writing, all in such reasonable detail as Agent may specify. Grantor shall promptly and in any event by the end of each fiscal quarter notify Agent in writing upon acquiring any interest hereafter in material property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

               (g)  Reserved.

               (h) GOOD STANDING CERTIFICATES. If and whenever requested by Agent, such Grantor shall provide to Agent a certificate of good standing from its state of incorporation or organization; PROVIDED that prior to the occurrence and continuance of an Event of Default, Agent shall bear the expense of such requests in excess of four (4) certificates for each Grantor in any twelve-month period.

               (i) ORGANIZATIONAL/COLLATERAL LOCATION CHANGES; NO REINCORPORATION. Such Grantor will give Agent at least thirty (30) days prior written notice of any change required to be made to SCHEDULE III(a),
     SCHEDULE III(b), SCHEDULE III(c), SCHEDULE III(d), SCHEDULE III(e),
     SCHEDULE III(f) or SCHEDULE III(g) hereto, as applicable, to the extent needed to make said SCHEDULE III(a), SCHEDULE III(b), SCHEDULE III(c),
     SCHEDULE III(d), SCHEDULE III(e), SCHEDULE III(f) or SCHEDULE III(g) hereto, as applicable, up to date and accurate, PROVIDED that such Grantor shall not be required to provide such notice with respect to the location of Inventory, Equipment and Fixtures to the extent that (a) such Inventory, Equipment and Fixtures are located at places otherwise permitted hereunder,
     (b) such Inventory, Equipment and Fixtures are sold or otherwise disposed of in accordance with subsection 3.7 of the Credit Agreement, (c) such Inventory, Equipment and Fixtures are being shipped to customers, (d) such Equipment and Fixtures are being repaired, refurbished or overhauled in the ordinary course of such Grantor's business, PROVIDED such Collateral does not remain outside of a location specified in SCHEDULE III(a), SCHEDULE III(b), SCHEDULE III(c), SCHEDULE III(d), SCHEDULE III(e), SCHEDULE III(f) or SCHEDULE III(g) hereto, as applicable, for more than sixty (60) days,
     (e) Inventory, Equipment and Fixtures that are in the possession of Agent and (f) Inventory, Equipment and Fixtures located at any other location within the continental United States or Canada, PROVIDED that, with respect to this clause (f) only, (i) the Grantors give the Agent written notice of such location at least twenty (20) days prior to moving or locating any such Collateral to or at such location and (ii) the applicable Grantor concurrently therewith obtains to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements. Without limiting the prohibitions on mergers involving any Grantor as contained in the Credit Agreement, none of the Grantors shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent.

               (j) TERMINATIONS; AMENDMENTS NOT AUTHORIZED. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in favor of Agent without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the Code.

               (k) AUTHORIZED TERMINATIONS. Following the Termination Date, Agent will promptly deliver to such Grantor for filing or authorize such Grantor to prepare and file termination statements and releases in accordance with Section 9-513(c) of the Code.

               (l) USE OF COLLATERAL. Except as otherwise expressly permitted by this Security Agreement and the other Loan Documents, no Grantor will do anything to impair the rights of Agent in any of the Collateral. Such Grantor will not use or permit any Collateral to be used unlawfully or in violation of any provision of applicable law, or any insurance policy covering any of the Collateral. Without limiting the foregoing, such Grantor will not permit the production of Inventory in violation of any provision of the Fair Labor Standards Act. No Grantor will adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor thereof or allow any credit or discount thereon (collectively, an "Adjustment") (other than credits and discounts in the ordinary course of business), unless (i) Agent grants its consent prior to any such Adjustment which consent shall not be unreasonably withheld or delayed or (ii) such Adjustment is made in the ordinary course of business of such Grantor and is for an amount not in excess of the Dollar Equivalent of US $50,000 (PROVIDED that no such Adjustment may be made without the prior written consent of Agent during the continuance of an Event of Default).

               (m) FEDERAL CLAIMS. Such Grantor shall notify Agent promptly of any of the Collateral to its best knowledge which constitutes a claim in excess of $100,000 against the United States government or any instrumentality or agent thereof, the assignment of which claim is restricted by federal law. Upon the request of Agent, such Grantor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws or other comparable laws with respect to such claim.

               (n) COMMERCIAL TORT CLAIMS. The Grantors shall notify Agent promptly upon becoming aware that the Grantors (or any one of them) owns any Commercial Tort Claims the aggregate value of which exceed $250,000. With respect to any such new Commercial Tort Claim, the Grantors will execute and deliver such documents as Agent deems necessary to create, perfect and protect Agent's security interest in such Commercial Tort Claim.

          6.   BANK ACCOUNTS; COLLECTION OF ACCOUNTS AND PAYMENTS.

          Each Grantor shall enter into a bank agency and control agreement ("Bank Agency and Control Agreement"), in a form reasonably specified by Agent, with each financial institution with which such Grantor maintains from time to time any Deposit Account. Each Bank Agency and Control Agreement shall provide, among other things, that (a) all items of payment deposited in each Deposit Account subject thereto shall be held by the applicable financial institution as Agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (b) the financial institution executing such agreement has no rights of offset or recoupment of any other claim against any Deposit Account subject thereto, as the case may be, other than for payment of its services and other charges directly related to the administration of each such Deposit Account and for returned checks or other items of payment, and (c) to the extent provided below upon the occurrence and during the continuance of an Event of Default, the financial institution, upon instruction from Agent, will transfer all amounts held or deposited from time to time in any such Deposit Account as Agent may so direct. Each Grantor hereby grants to Agent, for the benefit of Agent and Lenders, a continuing lien upon, and security interest in, all such accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as Agent's agent in connection therewith. None of the Grantors shall establish any Deposit Account with any financial institution unless prior thereto Agent and the applicable Grantor shall have entered into a Bank Agency and Control Agreement with such financial institution.

          At the request of Agent, each Grantor shall establish lockbox or blocked accounts (collectively, "Blocked Accounts") in such Grantor's name with such banks as are reasonably acceptable to Agent ("Collecting Banks"), subject to a Bank Agency and Control Agreement pursuant to which all Account Debtors shall directly remit all payments on Accounts and in which such Grantor will immediately deposit all cash payments for Inventory or other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. In addition, Agent, for the benefit of Agent and Lenders, may establish one or more depository accounts at each Collecting Bank or at a centrally located bank in the name of Agent or any one or more Grantors as customer (collectively, the "Concentration Accounts"). From and after receipt by any Collecting Bank of written notice from Agent to such Collecting Bank that an Event of Default has occurred and is continuing, all amounts held or deposited from time to time in the Blocked Accounts held by such Collecting Bank shall be transferred on a daily basis to Agent (as Agent may direct) or any of the Concentration Accounts. Each Grantor hereby agrees that all payments received by Agent or any Lender whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or Concentration Accounts or otherwise received by Agent or any Lender and whether on the Accounts or as proceeds of other Collateral or otherwise will be applied by Agent to the Obligations then due and payable (whether by acceleration or otherwise) as provided in the Credit Agreement. Each Grantor, and any of its Affiliates, employees, agents and other Persons acting for or in concert with any Grantor shall, acting as trustee for Agent and Lenders, receive any moneys, checks, notes, drafts or other payments relating to and/or constituting proceeds of Accounts or other Collateral which come into the possession or under the control of such Grantor or any Affiliates, employees, agent, or other Persons acting for or in concert with any Grantor, and immediately upon receipt thereof, such Grantor or such Persons shall deposit the same or cause the same to be deposited in kind, in a Blocked Account or other account subject to a Bank Agency and Control Agreement.

          If at any time a Collecting Bank is obligated to transfer to Agent or any Concentration Account all amounts held or deposited in the Blocked Accounts held by such Collecting Bank, no Grantor shall and no Grantor shall permit any Subsidiary to, accumulate or maintain cash in any disbursement or payroll account, as of any date, in an amount in excess of checks outstanding against such account as of such date and amounts necessary to meet minimum balance requirements.

          Each Grantor shall close each of its accounts (and promptly establish replacement accounts with a financial institution which has executed, or is willing to execute, a Bank Agency and Control Agreement) maintained with any financial institution which is the subject of a notice from Agent that the creditworthiness of such financial institution or any of its affiliates is no longer acceptable to Agent in Agent's reasonable judgment, or that the operating performance, funds transfer or availability procedures or performance with respect to any Bank Agency and Control Agreement of such financial institution is no longer acceptable in Agent's reasonable judgment.

          7.   AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

          On the Closing Date, each Grantor shall execute and deliver to Agent a power of attorney (the "Power of Attorney") substantially in the form attached hereto as EXHIBIT A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent's interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Agent agrees that
(a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent nor any Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts they actually receive as a result of the exercise of such powers. NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT

OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

          8.   REMEDIES; RIGHTS UPON DEFAULT.

               (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith (personally or through its agents or attorneys) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice and opportunity for a hearing on Agent's claim or action and may take possession of, collect, receive, assemble, process, appropriate, remove and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. To facilitate the foregoing, Agent shall have the right to take possession of each Grantor's original books and records, to obtain access to each Grantor's data processing equipment, computer hardware and Software and to use all of the foregoing and the information contained therein in any manner which Agent deems appropriate. Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on each Grantor's premises or elsewhere and shall have the right to use each Grantor's premises without charge for such time or times as Agent deems necessary or advisable.

               If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Agent's request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Grantor, whether at such Grantor's premises or elsewhere. Without limiting the foregoing, Agent shall also have the right to require that each Grantor store and keep any Collateral pending further action by Agent, and while Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain Collateral in good condition. Until Agent is able to effect a sale, lease, license or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent's remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any sale, lease, license, other disposition of, or any collection, recovery, receipt, or realization on, the Collateral to the Secured Obligations as provided in Section 6.5 of the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Notwithstanding any such notice of sale, Agent shall not be obligated to make any sale of Collateral. In connection with any sale, lease, license or other disposition of Collateral, Agent may disclaim any warranties that might arise in connection therewith and Agent shall have no obligation to provide any warranties at such time. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys' fees or other expenses incurred by Agent or any Lender to collect such deficiency.

               (b) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

               (c) To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Agent
     (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or
     (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8(c) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8(c). Without limitation upon the foregoing, nothing contained in this Section 8(c) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8(c).

               (d) Neither Agent nor any Lender shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither Agent nor any Lender shall be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

          9. GRANT OF LICENSE TO USE PROPERTY. For the purpose of enabling Agent to exercise rights and remedies under Section 8 hereof (including, without limiting the terms of Section 8 hereof, in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, lease, license, assign, give an option or options to purchase or otherwise dispose of Collateral) at such time as an Event of Default shall have occurred and be continuing, each Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property (i) now owned or hereafter acquired by such Grantor or
(ii) under any License (with respect to any such License, only to the extent that the applicable Grantor is not expressly prohibited from doing so pursuant to the terms of such License and in such event each such applicable Grantor shall use its best efforts to cause the licensor to consent to such granting of license by such Grantor), and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and an irrevocable license (exercisable without payment of rent or other compensation to such Grantor) to use and occupy all real estate owned or leased by such Grantor.

          10. LIMITATION ON AGENT'S AND LENDERS' DUTY IN RESPECT OF COLLATERAL. Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Beyond the safe custody thereof, neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other agent or bailee selected by Agent in good faith.

          11. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          12. EXPENSES AND ATTORNEYS FEES. Without limiting any Grantor's obligations under the Credit Agreement or the other Loan Documents, each Grantor agrees to promptly pay all fees, costs and expenses (including reasonable attorneys' fees and expenses and allocated costs of internal legal staff) incurred in connection with (a) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (b) creating, perfecting, maintaining and enforcing Agent's Liens and (c) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of Collateral.

          13. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

          14. LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling, and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

          15. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 11 hereof, this Security Agreement shall terminate upon the Termination Date and in connection therewith Agent shall comply with the terms set forth in Section 9.20 of the Credit Agreement.

          16. SUCCESSORS AND ASSIGNS. This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Grantor may assign any of its rights or obligations hereunder without the written consent of the Agent. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder.

          17. COUNTERPARTS. This Security Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts taken together shall constitute but one in the same instrument. This Security Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

          18. APPLICABLE LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPALS.

          19. HEADINGS. Section headings are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purposes or be given substantive effect.

          20. BENEFIT OF LENDERS. All Liens granted or contemplated hereby shall be for the benefit of Agent, individually, and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Credit Agreement.

                            [SIGNATURE PAGES FOLLOW.]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                         CHAAS ACQUISITIONS, LLC


                                         BY:  /s/ Marcel Fournier
                                              ----------------------------------
                                         NAME:  Marcel Fournier
                                                --------------------------------
                                         TITLE: Senior Vice President
                                                --------------------------------


                                         ADVANCED ACCESSORY SYSTEMS, LLC


                                         BY:  /s/ Barry Steele
                                              ----------------------------------
                                         NAME:  Barry Steele
                                                --------------------------------
                                         TITLE: Secretary
                                                --------------------------------


                                         VALLEY INDUSTRIES, LLC


                                         BY:  /s/ Barry Steele
                                              ----------------------------------
                                         NAME:  Barry Steele
                                                --------------------------------
                                         TITLE: Secretary
                                                --------------------------------


                                         SPORTRACK, LLC


                                         BY:  /s/ Barry Steele
                                              ----------------------------------
                                         NAME:  Barry Steele
                                                --------------------------------
                                         TITLE: Secretary
                                                --------------------------------

                                         AAS CAPITAL CORPORATION


                                         By:  /s/ Barry Steele
                                              ----------------------------------
                                         Name:  Barry Steele
                                                --------------------------------
                                         Title: Chairman
                                                --------------------------------


                                         VALTEK, LLC


                                         BY:  /s/ Barry Steele
                                              ----------------------------------
                                         NAME:  Barry Steele
                                                --------------------------------
                                         TITLE: Secretary
                                                --------------------------------


                                         AAS ACQUISITIONS, LLC


                                         BY:  /s/ William Pruellage
                                              ----------------------------------
                                         NAME:  William Pruellage
                                                --------------------------------
                                         TITLE: Vice President
                                                --------------------------------


                                         GENERAL ELECTRIC CAPITAL
                                         CORPORATION, as Agent


                                         By:  /s/ Frederick T. Yanni
                                              ----------------------------------
                                         Name:  Frederick T. Yanni
                                                --------------------------------
                                         Title: Senior Vice President
                                                --------------------------------